UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 2)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

23andMe Holding Co.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
As previously disclosed, on July 26, 2023, due to a clerical error by a third-party financial printer, an incorrect version of the definitive proxy statement of 23andMe Holding Co. (the “Company”) was inadvertently filed on EDGAR. The Company corrected this error by refiling the definitive proxy statement as a “DEFR14A” submission on July 27, 2023 (the “Corrected Proxy Statement”). The Corrected Proxy Statement constitutes the Company’s filing of a definitive proxy statement for its 2023 Annual Meeting of Stockholders, which will be held virtually via live webcast at 8:30 a.m., Pacific Time, on Wednesday, September 6, 2023 (the “2023 Annual Meeting”), and was distributed and made available to its stockholders.
As described in Proposal 3 of the Corrected Proxy Statement, the Company is requesting that stockholders approve an amendment and restatement of the 23andMe Holding Co. 2021 Incentive Equity Plan (the “A&R Plan”) at the 2023 Annual Meeting, which amendment and restatement was approved by the Company's Board of Directors (the “Board”) on July 21, 2023. The Company has determined to file this revised definitive proxy statement (the “Revised Definitive Proxy”) in order to reflect certain changes made to the A&R Plan, as approved by the Board on August 2, 2023. Specifically, Section 4(d) of the A&R Equity Plan has been revised to clarify that the individual limits for non-employee directors will be based on the grant date fair value, as determined for financial reporting purposes, of shares of Class A common stock. Accordingly, pursuant to the revised Section 4(d) of the A&R Equity Plan, the maximum aggregate grant date value of shares of Class A common stock granted to any non-employee director in any one fiscal year, taken together with any cash fees earned by such non-employee director for services rendered during the fiscal year, shall not exceed $400,000 in total value; provided, however, that with respect to the fiscal year during which the non-employee director is first appointed or elected to the Board, the maximum aggregate grant date value of shares of Class A common stock granted to such non-employee director, taken together with any cash fees earned by such non-employee director for services rendered during such period, shall not exceed $750,000 in total value during the initial annual period. For purposes of the individual limits for non-employee directors, the value of such grants shall be the grant date fair value of such grants for financial reporting purposes.
Accordingly, this Revised Definitive Proxy amends and replaces (i) Proposal 3 as originally set forth on pages 75-84 of the Corrected Proxy Statement in its entirety and (ii) Annex A of the Corrected Proxy Statement with Annex A as attached hereto. Except as described in the preceding sentence, this filing does not modify or update any disclosures presented in the Corrected Proxy Statement. From and after the date of this filing, any references to the “Proxy Statement” are to the Corrected Proxy Statement as amended hereby.
Stockholders who have already voted need not take any action but may, if they wish, change or revoke their vote by following the instructions described on page 95 of the Corrected Proxy Statement. Stockholders who have not voted are encouraged to vote as soon as possible.

PROPOSAL 3
Approval of an Amendment and Restatement of the 23andMe Holding Co. 2021 Incentive Equity Plan
Overview
We our asking our stockholders to vote upon a proposal to approve an amendment and restatement of the 23andMe Holding Co. 2021 Incentive Equity Plan (as amended and restated, the “A&R Plan”) to, among other things, (i) increase the number of shares authorized for issuance thereunder by 75,000,000 shares of Class A common stock of the Company, (ii) revise Section 4(a) thereof to increase the percentage of shares that may automatically be added on an annual basis to the number of authorized shares thereunder from 3% to 5%, (iii) revise Section 4(d) thereof to increase the individual limit for non-employee directors from $300,000 to $400,000, (iv) revise what constitutes a change of control of the Company, (v) add additional performance measures, and (vi) implement certain other modifications and clarifications as set forth in the proposed A&R Plan. Our compensation philosophy emphasizes equity-based awards because they align the interests of our employees (including our executive officers), non-employee directors, and key advisors with those of our stockholders, encourage long-term retention, and incentivize long-term value creation. To enable the Company to continue offering meaningful equity-based incentives to employees (including our executive officers), non-employee directors, and key advisors, the Board believes that it is both necessary and appropriate to increase the number of shares available for these purposes.
As a result, on July 21, 2023, our Board, on the recommendation of the Compensation Committee, unanimously approved and adopted the A&R Plan, subject to stockholder approval. As disclosed in the Explanatory Note to this Revised Definitive Proxy, the Board approved a modification to Section 4(d) of the A&R Plan on August 2, 2023. If approved by stockholders at the Annual Meeting, the A&R Plan will be effective upon such approval (the “Effective Date”). If approved by stockholders, the terms of the A&R Plan will replace the existing terms of the 23andMe Holding Co. 2021 Incentive Equity Plan (the “2021 Plan”), and awards made under the A&R Plan will be made consistent with its terms as amended. If the A&R Plan is not approved by the Company’s stockholders, the 2021 Plan will remain in effect as it existed immediately prior to the Annual Meeting, and awards will continue to be made in accordance with the existing terms thereunder until the 2021 Plan terminates or is superseded.
Explanation of the Determination of the Increase in the Number of Shares Available Under the A&R Plan
The A&R Plan will allow us to grant incentive compensation awards to our employees (including our executive officers), non-employee directors, and key advisors. We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain key employees, encourage participants to contribute materially to the growth of the Company, and align the long-term interests of the participants with those of our stockholders. Accordingly, it is important that an appropriate number of shares of stock be authorized for issuance under the A&R Plan.
If this Proposal 3 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of additional shares of Class A common stock that may be issued under the A&R Plan with respect to awards granted on or after the Effective Date is the sum of  (i) 75,000,000 shares of Class A common stock, (ii) any shares of Class A common stock that remain available for awards under the 2021 Plan as of the Effective Date, and (iii) any shares of Class A common stock subject to outstanding awards under the 2021 Plan as of the Effective Date that are payable in shares and that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full, or are paid in cash, as applicable, on or after the Effective Date, may be issued with respect to awards under the A&R Plan, subject to adjustment as described below.
When deciding on the number of shares to be available for awards under the A&R Plan, the Board considered a number of factors, including the number of shares currently available under the 2021 Plan, the Company’s past share usage (referred to as “burn rate”),
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the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, and the current and future accounting expenses associated with the Company’s equity award practices.
Dilution Analysis
As of July 1, 2023 the Company’s capital structure included 303,953,701 outstanding shares of Class A common stock and 168,084,278 shares of Class B common stock. As of July 1, 2023, 28,663,235 shares of Class A common stock remained available for grant of awards under the 2021 Plan. The proposed share authorization is a request for an additional 75,000,000 shares of Class A common stock to be available for awards under the A&R Plan, subject to adjustment as described below.
The table below shows the Company’s potential dilution (referred to as “overhang”) levels based on the Company’s diluted Class A common stock and the Company’s request for an additional 75,000,000 shares to be available for awards under the A&R Plan. The 75,000,000 additional shares represent approximately 14.5% of diluted shares of Class A common stock and approximately 10.9% of diluted Class A common stock and Class B common stock, as described in the table below. The Board believes that this number of shares under the A&R Plan represents a reasonable amount of potential equity dilution and that equity awards are an important component of the Company’s equity compensation program. References in this Proposal 3 to “diluted” shares are references to the number of outstanding shares held by stockholders, plus the number of shares that have been authorized for issuance pursuant to convertible securities, such as stock options and RSUs.
Potential Overhang with 75,000,000 New Shares
Options Outstanding as of July 1, 2023	68,363,796
Weighted Average Exercise Price of Options Outstanding as of July 1, 2023	$4.12
Weighted Average Remaining Term of Options Outstanding as of July 1, 2023	5.73
Outstanding RSUs under the 2021 Plan as of July 1, 2023	42,629,558
Total Equity Awards Outstanding as of July 1, 2023	110,993,354
Shares Available for Grant under the 2021 Plan as of July 1, 2023	28,663,235
Shares Requested under the A&R Plan	75,000,000
Total Potential Overhang	214,656,589
Shares of Class A Common Stock Outstanding as of July 1, 2023	303,953,701
Shares of Class B Common Stock Outstanding as of July 1, 2023	168,084,278
Diluted Shares of Class A Common Stock	518,610,290
Diluted Shares of Class A Common Stock and Class B Common Stock	686,694,568
Potential Dilution of 75,000,000 Shares as a Percentage of Diluted Class A Common Stock	14.5%
Potential Dilution of 75,000,000 Shares as a Percentage of Diluted Class A Common Stock and Class B Common Stock	10.9%
Expected Share Pool Duration
Based on the Company’s historical equity award practices, the Company estimates that the authorized shares under the A&R Plan may be sufficient to provide the Company with an opportunity to grant equity awards for approximately three years, in amounts determined appropriate by the Committee (as defined below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of the Company’s Class A common stock, the mix of cash and equity awards provided as long-term incentive compensation, grant amounts provided by the Company’s competitors, participation levels, hiring activity, and promotions during the next few years.
Burn Rate
The table below sets forth the following information regarding the awards granted under the 2021 Plan: (i) the burn rate for each of the last two fiscal years (since the 2021 Plan became effective on June 16, 2021) and (ii) the average burn rate over the last two fiscal years (since the 2021 Plan became effective on June 16, 2021). The burn rate for a year has been calculated as follows:
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the number of all RSUs and options granted in the applicable fiscal year divided by

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the weighted average number of shares of our Class A common stock (and Class B common stock) outstanding for the applicable fiscal year.

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Element	Fiscal 2022	Fiscal 2023	Two-Year Average
RSUs Granted	11,943,645	26,940,560	19,442,103
Options Granted	14,968,952	4,866,230	9,917,591
Total Full Value Awards	26,912,597	31,806,790	29,359,694
Weighted Average Number of Shares of Class A Common Stock Outstanding as of March 31, 2023	114,064,921	268,177,185	191,121,053
Weighted Average Number of Shares of Class B Common Stock Outstanding as of March 31, 2023	247,463,198	183,327,192	215,395,195
Burn Rate Class A Common Stock (RSUs and Options Granted)	23.6%	11.9%	15.4%
Burn Rate Class A Common Stock and Class B Common Stock (RSUs and Options Granted)	7.4%	7.0%	7.2%
The burn rate means that we used a two-fiscal-year average of 15.4% (Class A common stock) or of 7.2% (Class A common stock and Class B common stock) of the weighted average shares outstanding for RSUs and options granted over the past two fiscal years under the 2021 Plan.
Summary of the A&R Plan
The following is a summary of the material features of the A&R Plan. This summary is qualified in its entirety by the full text of the A&R Plan, a copy of which is included as Annex A to this proxy statement/consent solicitation statement/prospectus.
Purpose of the A&R Plan
The purpose of the A&R Plan is to attract and retain employees, non-employee directors, and certain consultants and advisors. The A&R Plan provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards. The A&R Plan is intended to provide an incentive to participants to contribute to the Company’s economic success by aligning the economic interests of participants with those of the stockholders of the Company.
Types of Awards
The A&R Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards to employees, non-employee directors, and certain consultants and advisors of the Company or its subsidiaries.
Administration
The A&R Plan will be administered by the Compensation Committee of the Board or another committee appointed by the Board to administer the A&R Plan, and to the extent the Board does not appoint a committee, the Board will serve as the committee (for purposes of this Proposal 3, the “Committee”); provided that any grants to members of the Board must be authorized by a majority of the Board (counting all the Board members for purposes of a quorum, but only non-interested Board members for purposes of such majority approval). The Committee (if other than the full Board) must consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Class A common stock is at the time primarily traded. The Committee may delegate authority under the A&R Plan to one or more subcommittees as it deems appropriate. Subject to compliance with applicable law and stock exchange requirements, including Section 157(c) of the Delaware General Corporation Law, the Committee may delegate all or part of its authority to the Chief Executive Officer (or if there is none then appointed, the President), as it deems appropriate, with respect to grants to employees or key advisors who are not executive officers under Section 16 of the Exchange Act.
The Committee will have full power and express discretionary authority to administer and interpret the A&R Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements, and instruments for implementing the A&R Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.
Shares Subject to the A&R Plan
If this Proposal 3 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of additional shares of Class A common stock that may be issued under the A&R Plan with respect to awards granted on or after the Effective Date is the sum
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of  (i) 75,000,000 shares of Class A common stock, (ii) any shares of Class A common stock that remain available for awards under the 2021 Plan as of the Effective Date, and (iii) any shares of Class A common stock subject to outstanding awards under the 2021 Plan as of the Effective Date that are payable in shares and that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full, or are paid in cash, as applicable, on or after the Effective Date, may be issued with respect to awards under the A&R Plan, subject to adjustment as described below.
The A&R Plan contains an evergreen provision, pursuant to which, commencing with the first business day of each calendar year beginning in 2024, the aggregate number of shares of Class A common stock that may be issued or transferred under the A&R Plan will be increased by a number of shares of Class A common stock equal to (x) 5.0% of the aggregate number of shares of Class A common stock and Class B common stock, taken together, outstanding as of the last day of the immediately preceding calendar year, or (y) such lesser number of shares as may be determined by the Committee.
If any options or SARs expire or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares of Class A common stock subject to such awards will again be available for purposes of the A&R Plan. If shares of Class A common stock are surrendered in payment of the exercise price of an option, the number of shares of Class A common stock available for issuance under the A&R will be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such option is exercised. Upon the exercise of any SAR under the A&R Plan, the number of shares of Class A common stock available for issuance will be reduced only by the net number of shares actually issued by the Company upon such exercise. If shares of Class A common stock are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any grant or the issuance of Class A common stock under the A&R Plan, the number of shares of Class A common stock available for issuance will be reduced by the net number of shares issued, vested, or exercised under such grant, calculated in each instance after payment of such share withholding. If any awards are paid in cash, and not in shares of Class A common stock, any shares of Class A common stock subject to such awards will also be available for future awards. If the Company repurchases shares of Class A common stock on the open market with the proceeds from the exercise price the Company receives from options, the repurchased shares will not be available for issuance under the A&R Plan.
Individual Limits for Non-Employee Directors
The maximum aggregate grant date value of shares of Class A common stock granted to any non-employee director in any one fiscal year, taken together with any cash fees earned by such non-employee director for services rendered during the fiscal year, shall not exceed $400,000 in total value; provided, however, that with respect to the fiscal year during which a non-employee director is first appointed or elected to the Board, the maximum aggregate grant date value of shares of Class A common stock granted to such non-employee director, taken together with any cash fees earned by such non-employee director for services rendered during such period, shall not exceed $750,000 in total value during the initial annual period. For purposes of this limit, the value of such grants shall be the grant date fair value of such grants for financial reporting purposes.
Adjustments
In connection with stock splits, stock dividends, recapitalizations, and certain other events affecting Class A common stock, the Committee will make adjustments as it deems appropriate in the maximum number of shares of Class A common stock reserved for issuance as grants; the maximum amount of awards that may be granted to any individual non-employee director in any year; the number and kind of shares covered by outstanding grants; the number and kind of shares that may be issued under the A&R Plan; the price per share or market value of any outstanding grants; the exercise price of options; the base amount of SARs; and the performance goals or other terms and conditions as the Committee deems appropriate.
Eligibility and Vesting
All of the employees and non-employee directors of the Company will be eligible to receive grants under the A&R Plan. In addition, key advisors who perform certain services for the Company may receive grants under the A&R Plan. The Committee will (i) select the employees, non-employee directors, and key advisors to receive grants and (ii) determine the number of shares of Class A common stock subject to a particular grant and the vesting and exercisability terms of awards granted under the A&R Plan. As of July 1, 2023,
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approximately 714 employees (including four executive officers), eight non-employee directors, and 12 key advisors would be eligible to participate in the A&R Plan.
Options
Under the A&R Plan, the Committee will determine the exercise price of the options granted and may grant options to purchase shares of Class A common stock in such amounts as it determines. The Committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to employees. Anyone eligible to participate in the A&R Plan may receive a grant of non-qualified stock options. The exercise price of a stock option granted under the A&R Plan cannot be less than the fair market value of a share of Class A common stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of the Company’s stock (a “10% stockholder”), the exercise price cannot be less than 110% of the fair market value of a share of Class A common stock on the date the option is granted.
The exercise price for any option is generally payable in cash. In certain circumstances as permitted by the Committee, the exercise price may be paid: by the surrender of shares of Class A common stock with an aggregate fair market value, on the date the option is exercised, equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by withholding shares of Class A common stock subject to the exercisable option that have a fair market value on the date of exercise equal to the aggregate exercise price; or by such other method as the Committee approves.
The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder, the term cannot exceed five years from the date of grant. In the event that on the last day of the term of a non-qualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of Class A common stock under the Company’s insider trading policy, or pursuant to any restrictions on transfer imposed by the Committee, the term of the non-qualified option will be extended for a period of 30 days following the end of the legal prohibition, or until the expiration of such restrictions on transfer, unless the Committee determines otherwise.
Except as provided in the grant instrument, an option may only be exercised while a participant is employed by or providing service to us. The Committee will determine in the grant instrument under what circumstances and during what time periods a participant may exercise an option after termination of employment.
Stock Awards
Under the A&R Plan, the Committee may grant stock awards. A stock award is an award of Class A common stock that may be subject to restrictions as the Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as the Committee may determine, including, but not limited to, restrictions based on the achievement of performance goals. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. Dividends with respect to stock awards that vest based on performance shall vest if and to the extent that the underlying stock award vests, as determined by the Committee. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise.
Stock Units
Under the A&R Plan, the Committee may grant stock units to anyone eligible to participate in the A&R Plan. Stock units represent hypothetical shares of Class A common stock. Stock units become payable on terms and conditions determined by the Committee, including specified performance goals, and will be payable in cash, shares of Class A common stock, or a combination thereof, as determined by the Committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise.
Stock Appreciation Rights
Under the A&R Plan, the Committee may grant SARs, which may be granted separately or in tandem with any option. SARs granted in tandem with a non-qualified stock option may be granted either at the time the non-qualified stock option is granted or any time
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thereafter while the option remains outstanding. SARs granted in tandem with an incentive stock option may be granted only at the time the grant of the incentive stock option is made. The Committee will establish the base amount of the SAR at the time the SAR is granted, which will be equal to or greater than the fair market value of a share of Class A common stock as of the date of grant.
If a SAR is granted in tandem with an option, the number of SARs that are exercisable during a specified period shall not exceed the number of shares of Class A common stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related SARs will terminate, and upon the exercise of a SAR, the related option will terminate to the extent of an equal number of shares of Class A common stock. Generally, SARs may only be exercised while the participant is employed by, or providing services to, us. When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying Class A common stock over the base amount of the SAR. The appreciation of a SAR will be paid in shares of Class A common stock, cash, or both.
The term of a SAR cannot exceed ten years from the date of grant. In the event that on the last day of the term of a SAR, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of Class A common stock under the Company’s insider trading policy, or pursuant to any restrictions on transfer imposed by the Committee, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, or until the expiration of such restrictions on transfer, unless the Committee determines otherwise.
Other Stock-Based Awards
Under the A&R Plan, the Committee may grant other types of awards that are based on, or measured by, Class A common stock, and granted to anyone eligible to participate in the A&R Plan. The Committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of Class A common stock or a combination of the two, as determined by the Committee.
Dividend Equivalents
Under the A&R Plan, the Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the A&R Plan. Dividend equivalents entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash or shares of Class A common stock. The Committee will determine the terms and conditions of the dividend equivalent grants, including whether the grants are payable upon the achievement of specific performance goals. Dividend equivalents with respect to stock units or other stock-based awards that vest based on performance shall vest and be paid only if and to the extent that the underlying stock units or other stock-based awards vest and are paid as determined by the Committee.
Change of Control
If the Company experiences a change of control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding grants that are not exercised or paid at the time of the change of control will be assumed, or replaced with grants (with respect to cash, securities or a combination thereof) that have comparable terms, by the surviving corporation (or a parent or subsidiary of the surviving corporation).
If there is a change of control and all outstanding grants are not assumed, or replaced with grants that have comparable terms, by the surviving corporation, the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding grants, including, without limitation, taking any of the following actions (or a combination thereof) without the consent of any participant:
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determine that outstanding options and SARs will accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, and dividend equivalents immediately lapse;

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pay participants, in an amount and form determined by the Committee, in settlement of outstanding stock units or dividend equivalents;

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require that participants surrender their outstanding stock options and SARs in exchange for a payment by us, in cash or shares of Class A common stock, equal to the difference between the exercise price and the fair market value of the underlying

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shares of Class A common stock; provided, however, that if the per share fair market value of Class A common stock does not exceed the per share stock option exercise price or SARs base amount, as applicable, the Company will not be required to make any payment to the participant upon surrender of the stock option or SAR and shall have the right to cancel any such option or SAR for no consideration; or
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after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any unexercised stock options and SARs on the date determined by the Committee.

In general terms, a change of control under the A&R Plan occurs if:
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a person, entity, or affiliated group, with certain exceptions, acquires more than 50% of the then-outstanding voting securities;

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the Company merges into another entity unless the holders of voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

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the Company merges into another entity and the members of the Board prior to the merger would not constitute a majority of the board of the merged entity or its parent;

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the Company sells or disposes of all or substantially all of its assets;

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the Company consummates a complete liquidation or dissolution; or

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a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

Notwithstanding the foregoing, a change of control shall not be deemed to occur if a person becomes a beneficial owner of securities of the Company representing more than 50% of the voting power of the then-outstanding securities of the Company solely as the result of an election by another person to convert their shares of Class B common stock to shares of Class A common stock.
Deferrals
The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of Class A common stock that would otherwise be due to the participant in connection with a grant under the A&R Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.
Withholding
All grants under the A&R Plan are subject to applicable U.S. federal (including FICA), state, and local, foreign, or other tax withholding requirements. The Company may require participants or other persons receiving grants or exercising grants to pay an amount sufficient to satisfy such tax withholding requirements with respect to such grants, or the Company may deduct from other wages and compensation paid by the Company the amount of any withholding taxes due with respect to such grant.
The Committee may permit or require that tax withholding obligation with respect to grants paid in Class A common stock be paid by having shares withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for U.S. federal (including FICA), state, and local tax liabilities, or as otherwise determined by the Committee. In addition, the Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular grant.
Transferability
Except as permitted by the Committee with respect to non-qualified stock options, only a participant may exercise rights under a grant during the participant’s lifetime. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to grants other than incentive stock options, pursuant to a domestic relations order. The Committee may provide in a grant instrument that a participant may transfer non-qualified stock options for no consideration to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.
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Amendment; Termination
The Board may amend or terminate the A&R Plan at any time, except that the Company’s stockholders must approve an amendment if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by the Board or extended with stockholder approval, the A&R Plan will terminate on the day immediately preceding the tenth anniversary of the effective date of the A&R Plan.
Stockholder Approval
Except in connection with certain corporate transactions, including stock dividends, stock splits, a recapitalization, a change in control, a reorganization, a merger, a consolidation, and a spin-off, stockholder approval is required (i) to reduce the exercise price or base price of outstanding stock options or SARs, (ii) to cancel outstanding stock options or SARs in exchange for the same type of grant with a lower exercise price or base price, and (iii) to cancel outstanding stock options or SARs that have an exercise price or base price above the current price of a share of Class A common stock, in exchange for cash or other securities, each as applicable.
Establishment of Sub-Plans
The Board may, from time to time, establish one or more sub-plans under the A&R Plan to satisfy applicable blue sky, securities, or tax laws of various jurisdictions. The Board may establish such sub-plans by adopting supplements to the A&R Plan setting forth limitations on the Committee’s discretion and such additional terms and conditions not otherwise inconsistent with the A&R Plan as the Board deems necessary or desirable. All such supplements will be deemed part of the A&R Plan, but each supplement will only apply to participants within the affected jurisdiction, and the Company will not be required to provide copies of any supplement to such unaffected participants.
Clawback
Subject to applicable law, the Committee may provide in any grant instrument that if a participant breaches any restrictive covenant agreement between the participant and us, or otherwise engages in activities that constitute cause (as defined in the A&R Plan) either while employed by, or providing services to, the Company or within a specified period of time thereafter, all grants held by the participant will terminate, and the Company may rescind any exercise of an option or SAR and the vesting of any other grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee will determine, including the right to require that in the event of any rescission:
•
the participant must return the shares received upon the exercise of any option or SAR or the vesting and payment of any other grants; or

•
if the participant no longer owns the shares, the participant must pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (if the participant transferred the shares by gift or without consideration, then the fair market value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

The Committee may also provide for clawbacks pursuant to a clawback policy, which the Board may in the future adopt and amend from time to time. Payment by the participant will be made in such manner and on such terms and conditions as may be required by the Committee. The Company will be entitled to set off against the amount of any such payment any amounts that the Company otherwise owes to the participant.
Performance Measures
Under the A&R Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of Class A common stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Committee at the time of grant. One or more of the following business criteria for the Company may be used by the Committee in establishing performance measures under the A&R Plan: cash flow; free cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization, and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, adjusted earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings
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per share; book value growth; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; sales; expense reduction or expense control; expense-to-revenue ratio; income, net income, or adjusted net income; operating income, net operating income, adjusted operating income, or net operating income after tax; operating profit or net operating profit; operating margin; gross profit margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals; litigation and regulatory resolution goals; other operational, regulatory, or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; achievement of objective or subjective metrics relating to information technology and/or cybersecurity; improvement in workforce diversity or other efforts to achieve diversity, equity, and inclusion; achievement of environmental, social, and governance and/or sustainability objectives; compliance requirements and compliance relief; safety goals; productivity goals; goals relating to human capital management, including, without limitation, workforce management and succession planning; economic value added (including typical adjustments consistently applied from GAAP required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction, or staff development; development or marketing collaborations, formations of joint ventures or partnerships, or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria as determined by the Committee. Performance goals applicable to a Grant shall be determined by the Committee and may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, or individual employees. Relative performance may be measured against a group of peer companies, a financial market index, or other objective and quantifiable indices.
Summary of U.S. Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences of awards under the A&R Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options
An optionee generally will not recognize taxable income upon the grant of a non-qualified option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of  (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.
Stock Awards
A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk
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of forfeiture” (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Stock Units
In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.
Stock Appreciation Rights
A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant), depending upon the length of time such shares were held by the participant.
Other Awards
With respect to other stock-based awards granted under the A&R Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.
New Plan Benefits
The Committee has not granted any awards under the A&R Plan that are subject to stockholder approval of the A&R Plan. Participation and the types of awards under the A&R Plan are subject to the discretion of the Committee, consistent with the terms and limitations of the A&R Plan, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the A&R Plan are not currently determinable.
YOUR VOTE IS IMPORTANT	The Board unanimously recommends that you vote FOR the Amendment and Restatement of the 2021 23andMe Holding Co. Incentive Equity Plan.
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ANNEX A
23ANDME HOLDING CO.
AMENDED AND RESTATED 2021 INCENTIVE EQUITY PLAN
Effective as of the Restated Effective Date (as defined below), the 23andMe Holding Co. 2021 Incentive Equity Plan (as in effect from time to time, the “Plan”) is hereby amended and restated as set forth below.
The purpose of the Plan is to provide employees, certain consultants and advisors, and the non-employee members of the Board of Directors of 23andMe Holding Co., a Delaware corporation formerly known as VG Acquisition Corp. (together with its successors, the “Company”), and its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards.
The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders.
The Plan was originally effective as of the Effective Date. The Plan as amended and restated herein shall apply to all Grants (as defined below) made under the Plan before, on or after the Restated Effective Date.
Section 1.   Definitions
The following terms has the meanings set forth below for purposes of the Plan:
(a)   “409A” means Section 409A of the Code.
(b)   “10% Stockholder” has the meaning given to that term in Section 6(b)(i).
(c)   “Board” means the Board of Directors of the Company.
(d)   “Cause” has the meaning given to that term in any written employment agreement, offer letter, or severance agreement between the Employer and the Participant, or if no such agreement exists or if such term is not defined therein, and unless otherwise defined in the Grant Instrument, Cause means a finding by the Committee that the Participant (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation, invention assignment, or confidentiality agreement between the Participant and the Employer, or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
(e)   “CEO” means the Chief Executive Officer of the Company (or if there is none then appointed, the President of the Company).
(f)   Unless otherwise set forth in a Grant Instrument, a “Change of Control” shall be deemed to have occurred if:
(i)   Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then-outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a direct or indirect subsidiary of another Person and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares of such other Person representing more than 50% of the voting power of the then outstanding securities of such other Person; and provided further, that a Change of Control shall not be deemed to occur if a Person becomes a beneficial owner of securities of the Company representing more than 50% of the voting power of the then-outstanding securities of the Company solely as the result of an election by another Person to convert their shares of Class B Stock to shares of Class A Stock.
(ii)   The consummation of  (A) a merger or consolidation of the Company with another Person where, immediately after the merger or consolidation, the stockholders of the Company, immediately prior to the merger or consolidation, will not
23andMe Holding Co.	A-1	2023 Proxy Statement

beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving Person would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, will not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving Person or (B) a sale or other disposition of all or substantially all of the assets of the Company.
(iii)   A change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections, or threatened election contests, for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
(iv)   The consummation of a complete dissolution or liquidation of the Company.
(g)   The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with 409A or otherwise. Notwithstanding the foregoing, if a Grant constitutes deferred compensation subject to 409A and the Grant provides for payment upon a Change of Control, then, for purposes of such payment provisions, no Change of Control shall be deemed to have occurred upon an event described in items (i)  — (iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under 409A.”Class A Stock” means the Class A common stock, par value $0.0001 per share, of the Company.
(h)   “Class B Stock” means the Class B common stock, par value $0.0001 per share, of the Company.
(i)   “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(j)   “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. To the extent the Board does not appoint a committee, the Board can serve as the Committee. The Committee shall consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Class A Stock is at the time primarily traded.
(k)   “Disability” or “Disabled” means, unless otherwise set forth in the Grant Instrument, a Participant’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Participant.
(l)   “Dividend Equivalent” means an amount determined by multiplying the number of shares of Class A Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding shares of Class A Stock, or the per-share Fair Market Value of any dividend paid on its outstanding shares of Class A Stock in consideration other than cash. If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(m)   “Effective Date” means the effective date of the consummation of the merger contemplated by the Merger Agreement, subject to approval of the Plan by the stockholders of the Company.
(n)   “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agencies, or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(o)   “Employed by, or providing service to, the Employer” means employment or service as an Employee, Key Advisor, or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be any of an Employee, Key Advisor, or member of the Board), unless the Committee determines otherwise. If a Participant’s relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary
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of the Company, the Participant will be deemed to cease employment or service when the entity ceases to be a subsidiary of the Company, unless the Participant transfers employment or service to an Employer.
(p)   “Employer” means the Company and its subsidiaries.
(q)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)   “Exercise Price” means the per share price at which shares of Class A Stock may be purchased under an Option, as designated by the Committee.
(s)   “Fair Market Value” means:
(i)   For so long as the Class A Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Class A Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Class A Stock is not principally traded on any such exchange, the last reported sale price of a share of Class A Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.
(ii)   If the Class A Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.
(t)   “FICA” means the Federal Insurance Contributions Act.
(u)   “GAAP” means United States generally accepted accounting principles.
(v)   “Grant” means an Option, SAR, Stock Award, Stock Unit, or Other Stock-Based Award granted under the Plan.
(w)   “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.
(x)   “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.
(y)   “Key Advisor” means a consultant or advisor of the Employer.
(z)   “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 4, 2021, by and among the Company, Chrome Merger Sub, Inc., a Delaware corporation, and 23andMe, Inc., Delaware corporation, as amended by that certain First Amendment to Agreement and Plan of Merger, dated February 13, 2021, and that certain Second Amendment to Agreement and Plan of Merger, dated March 25, 2021.
(aa)   “Non-Employee Director” means a member of the Board who is not an Employee.
(bb)   “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under Section 422 of the Code (including, without limitation, any portion of an Incentive Stock Option that exceeds the limitation set forth in Section 422(d) of the Code, as provided in Section 6(h)).
(cc)   “Option” means an option to purchase shares of Class A Stock, as described in Section 6.
(dd)   “Other Stock-Based Award” means any Grant based on, measured by or payable in shares of Class A Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 10.
(ee)   “Participant” means an Employee, Key Advisor, or Non-Employee Director designated by the Committee to participate in the Plan.
(ff)   “Performance Goals” means performance goals that may include, but are not limited to, one or more of the following criteria: cash flow; free cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization, and charges for stock-based compensation, earnings before interest,
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taxes, depreciation and amortization, adjusted earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; book value growth; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; sales; expense reduction or expense control; expense to revenue ratio; income, net income, or adjusted net income; operating income, net operating income, adjusted operating income, or net operating income after tax; operating profit or net operating profit; operating margin; gross profit margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals; litigation and regulatory resolution goals; other operational, regulatory, or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; achievement of objective or subjective metrics relating to information technology and/or cybersecurity; improvement in workforce diversity or other efforts to achieve diversity, equity, and inclusion; achievement of environmental, social, and governance and/or sustainability objectives; compliance requirements and compliance relief; safety goals; productivity goals; goals relating to human capital management, including, without limitation, workforce management and succession planning ; economic value added (including typical adjustments consistently applied from GAAP required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction, or staff development; development or marketing collaborations, formations of joint ventures or partnerships, or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria as determined by the Committee. Performance goals applicable to a Grant shall be determined by the Committee and may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, or individual employees. Relative performance may be measured against a group of peer companies, a financial market index, or other objective and quantifiable indices.
(gg)   “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority, or other legal entity of any nature whatsoever.
(hh)   “Restated Effective Date” shall mean the date on which this amended and restated Plan is approved by the stockholders of the Company.
(ii)   “Restriction Period” has the meaning given to that term in Section 7(a).
(jj)   “SAR” means a stock appreciation right, as described in Section 9.
(kk)   “Stock Award” means an award of shares of Class A Stock, as described in Section 7.
(ll)   “Stock Unit” means an award of a phantom unit representing a share of Class A Stock, as described in Section 8.
(mm)   “Substitute Awards” has the meaning given to that term in Section 4(c).
Section 2.   Administration
(a)   Committee.   The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Board must be authorized by a majority of the Board (counting all Board members for purposes of a quorum, but only non-interested Board members for purposes of such majority approval). The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder in any individual instance (without any need for any formal assumption of authority from the Committee). To the extent that the Board, a subcommittee, or the CEO, as described below administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee or the CEO.
(b)   Delegation to CEO.   Subject to compliance with applicable law and applicable stock exchange requirements, including Section 157(c) of the Delaware General Corporation Law, the Committee may delegate all or part of its authority and power to the CEO, as it deems appropriate, with respect to Grants to Employees or Key Advisors who are not executive officers under Section 16 of the Exchange Act.
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(c)   Committee Authority.   The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size, terms, and conditions of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grant, subject to the provisions of Section 17 below, (vi) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals residing outside of the United States who receive Grants under the Plan, and (vii) deal with any other matters arising under the Plan.
(d)   Committee Determinations.   The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
(e)   Indemnification.   No member of the Committee or the Board, and no employee of the Company or a subsidiary shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.
Section 3.   Grants
Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.
Section 4.   Shares Subject to the Plan
(a)   Shares Authorized.   Subject to adjustment as described below in Section 4(b) and Section 4(e) below, the aggregate number of shares of Class A Stock that may be issued or transferred under the Plan shall be [                 ]1 shares of Class A Stock. The aggregate number of shares of Class A Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 97,000,000 shares of Class A Stock. Commencing with the first business day of each calendar year beginning in 2024, the aggregate number of shares of Class A Stock that may be issued or transferred under the Plan shall be increased by a number equal to (x) 5.0% of the aggregate number of shares of Class A Stock and Class B Stock, taken together, outstanding as of the last day of the immediately preceding calendar year or (y) such lesser number of shares of Class A Stock as may be determined by the Committee.
(b)   Source of Shares; Share Counting.   Shares issued or transferred under the Plan may be authorized but unissued shares of Class A Stock or reacquired shares of Class A Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan expire or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. If

1
Note to Draft: To be equal to the number of new shares being added to the plan pool (i.e., 75,000,000 shares) plus the number of shares that remain available for issuance under the 2021 Plan as of the Restated Effective Date.

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shares of Class A Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Class A Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised. Upon the exercise of any SAR under the Plan, the number of shares of Class A Stock available for issuance under the Plan shall be reduced by only by the net number of shares actually issued by the Company upon such exercise. If shares of Class A Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting, or exercise of any Grant or the issuance of shares of Class A Stock thereunder, then the number of shares of Class A Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested, or exercised under such Grant, calculated in each instance after payment of such share withholding. To the extent any Grants are paid in cash, and not in shares of Class A Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such shares may not again be made available for issuance under the Plan.
(c)   Substitute Awards.   Shares issued or transferred under Grants made pursuant to an assumption, substitution, or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Class A Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Grants under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).
(d)   Individual Limits for Non-Employee Directors.   Subject to adjustment as described below in (e), the maximum aggregate grant date value of shares of Class A Stock subject to Grants granted to any Non-Employee Director during any fiscal year, taken together with any cash fees earned by such Non-Employee Director for services rendered during the fiscal year, shall not exceed $400,000 in total value; provided, however, that with respect to the fiscal year during which the Non-Employee Director is first appointed or elected to the Board, the maximum aggregate grant date value of shares of Class A Stock granted to such Non-Employee Director during the initial annual period, taken together with any cash fees earned by such Non-Employee Director for services rendered during such period, shall not exceed $750,000 in total value during the initial annual period. For purposes of this limit, the value of such Grants shall be the grant date fair value of such Grants for financial reporting purposes.
(e)   Adjustments.   If there is any change in the number or kind of shares of Class A Stock outstanding by reason of  (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization, or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding shares of Class A Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Class A Stock available for issuance under the Plan, the maximum amount of Grants which a Non-Employee Director may receive in any year, the number and kind of shares covered by outstanding Grants, the number and kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Class A Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 12 shall apply. Any adjustments to outstanding Grants shall be consistent with Section 409A or Section 424 of the Code, to the extent applicable. The adjustments of Grants under this Section 4(e) shall include adjustment of shares, Exercise Prices of Stock Options, base prices of SARs, Performance Goals, or other terms and conditions of Grants, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding, and conclusive.
Section 5.   Eligibility for Participation
(a)   Eligible Persons.   All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
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(b)   Selection of Participants.   The Committee shall select the Employees, Non-Employee Directors, and Key Advisors to receive Grants and shall determine the number of shares of Class A Stock subject to a particular Grant in such manner as the Committee determines.
Section 6.   Options
The Committee may grant Options to an Employee, Non-Employee Director, or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a)   Number of Shares.   The Committee shall determine the number of shares of Class A Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors, and Key Advisors.
(b)   Type of Option and Exercise Price.
(i)   The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination of the foregoing, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors.
(ii)   The Exercise Price of a share of Class A Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Class A Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code (a “10% Stockholder”), unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Class A Stock on the date of grant.
(c)   Option Term.   The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to a 10% Stockholder may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of shares of Class A Stock under the Company’s insider trading policy, or pursuant to any restrictions on transfer imposed by the Committee, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, or until the expiration of such restrictions on transfer, unless the Committee determines otherwise.
(d)   Exercisability of Options.   Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(e)   Grants to Non-Exempt Employees.   Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability, or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(f)   Termination of Employment or Service.   Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing services to, the Employer. The Committee shall determine in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
(g)   Exercise of Options.   A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Class A Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Class A Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve
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Board, (iv) if permitted by the Committee, by withholding shares of Class A Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve. Shares of Class A Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
(h)   Limits on Incentive Stock Options.   Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of shares of Class A Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.
Section 7.   Stock Awards
The Committee may issue or transfer shares of Class A Stock to an Employee, Non-Employee Director, or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
(a)   General Requirements.   Shares of Class A Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based on the achievement of specific Performance Goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
(b)   Number of Shares.   The Committee shall determine the number of shares of Class A Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
(c)   Requirement of Employment or Service.   If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Class A Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d)   Restrictions on Transfer and Legends . During the Restriction Period, a Participant may not sell, assign, transfer, pledge, or otherwise dispose of the shares of a Stock Award except under Section 15.   Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, or entry in any account contain uncertificated shares subject to a Stock Award, shall contain a legend giving appropriate notice of the restrictions in the Grant. In the case of uncertificated shares, the Committee shall provide notice to the applicable Participant of any such legend or legends in accordance with applicable law. The Participant shall be entitled to have the legend removed from the stock subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards or in the case of uncertificated shares for Stock Awards, cause the issuance of such shares in any applicable electronic stock register, until all restrictions on such shares have lapsed.
(e)   Right to Vote and to Receive Dividends.   Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Goals. Dividends with respect to Stock Awards that vest based on performance shall vest if and to the extent that the underlying Stock Award vests, as determined by the Committee.
(f)   Lapse of Restrictions.   All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
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Section 8.   Stock Units
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Class A Stock, to an Employee, Non-Employee Director, or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
(a)   Crediting of Units.   Each Stock Unit shall represent the right of the Participant to receive a share of Class A Stock or an amount of cash based on the value of a share of Class A Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(b)   Terms of Stock Units.   The Committee may grant Stock Units that vest and are payable if specified Performance Goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment as to any or all Stock Units at any time for any reason, provided such acceleration complies with 409A. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c)   Requirement of Employment or Service.   If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d)   Payment With Respect to Stock Units.   Payments with respect to Stock Units shall be made in cash, shares of Class A Stock, or any combination of the foregoing, as the Committee shall determine.
Section 9.   Stock Appreciation Rights
The Committee may grant SARs to an Employee, Non-Employee Director, or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:
(a)   General Requirements.   The Committee may grant SARs to an Employee, Non-Employee Director, or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base price of the SAR at the time that the SAR is granted. The base price of each SAR shall be equal to or greater than the Fair Market Value of a share of Class A Stock as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of shares of Class A Stock under the Company’s insider trading policy, or pursuant to any restrictions on transfer imposed by the Committee, the term shall be extended for a period of 30 days following the end of the legal prohibition, or until the expiration of such restrictions on transfer, unless the Committee determines otherwise.
(b)   Tandem SARs.   In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Class A Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the shares of Class A Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Class A Stock.
(c)   Exercisability.   A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
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(d)   Grants to Non-Exempt Employees.   Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability, or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(e)   Value of SARs.   When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying share of Class A Stock on the date of exercise of the SAR exceeds the base price of the SAR as described in subsection Section 9(a).
(f)   Form of Payment.   The appreciation in a SAR shall be paid in cash, shares of Class A Stock, or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Class A Stock to be received, shares of Class A Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
Section 10.   Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Section 6 through Section 9) that are based on or measured by shares of Class A Stock, to any Employee, Non-Employee Director, or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other criteria or other conditions and may be payable in cash, shares of Class A Stock, or any combination of the foregoing, as the Committee shall determine.
Section 11.   Dividend Equivalents
The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Class A Stock, and upon such terms and conditions as the Committee shall determine. Dividend Equivalents with respect to Stock Units or Other Stock-Based Awards that vest based on performance shall vest and be paid only if and to the extent the underlying Stock Units or Other Stock-Based Awards vest and are paid, as determined by the Committee.
Section 12.   Consequences of a Change of Control
(a)   Assumption of Outstanding Grants.   Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Grants that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with grants (with respect to cash, securities, or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.
(b)   Other Alternatives.   In the event of a Change of Control, if any outstanding Grants are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Grants, including, without limitation, taking any of the following actions (or combination thereof) with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Stock Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units, Other Stock-Based Awards, and Dividend Equivalents shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units, Other Stock-Based Awards, or Dividend Equivalents, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Stock Options and SARs in exchange for a payment by the Company, in cash or shares of Class A Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Class A Stock subject to the Participant’s unexercised Stock Options and SARs exceeds the Stock Option Exercise Price or SAR base price; and (iv) after giving Participants an opportunity to exercise all of their outstanding Stock Options and SARs, the Committee may terminate any or all unexercised Stock Options and SARs at such time as the Committee deems appropriate. Such surrender,
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termination, or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the share of Class A Stock does not exceed the per share Stock Option Exercise Price or SAR base price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Stock Option or SAR and shall have the right to cancel any such Stock Option or SAR for no consideration.
Section 13.   Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of 409A.
Section 14.   Withholding of Taxes
(a)   Required Withholding.   All Grants under the Plan shall be subject to applicable United States federal (including FICA), state and local, foreign country, or other tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or exercising Grants pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.
(b)   Share Withholding.   The Committee may permit or require the Employer’s tax withholding obligation with respect to Grants paid in shares of Class A Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for United States federal (including FICA), state and local, foreign country, or other tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Grant. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.
Section 15.   Transferability of Grants
(a)   Nontransferability of Grants.   Except as described in subsection Section 15(b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.
(b)   Transfer of Nonqualified Stock Options.   Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
Section 16.   Requirements for Issuance or Transfer of Shares
No shares of Class A Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares of Class A Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Class A Stock as the Committee shall deem necessary or advisable, and certificates representing such shares, or entries in any electronic stock register for uncertificated shares, may be legended to reflect any such restrictions. Certificates representing shares of Class A Stock issued or transferred under the Plan, or entries in any electronic stock register for any such shares that are uncertificated, may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations, and interpretations, including any requirement that a legend be placed thereon.
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Section 17.   Amendment and Termination of the Plan
(a)   Amendment.   The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
(b)   No Repricing of Options or SARs.   Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Class A Stock, other securities, or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Class A Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the Exercise Price of such outstanding Stock Options or base price of such SARs, (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Stock Options or SARs, or (iii) cancel outstanding Stock Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.
(a)   Termination of Plan.   The Plan shall terminate on the day immediately preceding the tenth anniversary of the Restated Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
(b)   Termination and Amendment of Outstanding Grants.   A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Participant with respect to such Grant unless the Participant consents or unless the Committee acts under Section 18(f). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(f) or may be amended by agreement of the Company and the Participant consistent with the Plan.
Section 18.   Miscellaneous
(a)   Grants in Connection with Corporate Transactions and Otherwise.   Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm, or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.
(b)   Governing Document.   The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(c)   Funding of the Plan.   The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.
(d)   Rights of Participants.   Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor, or other person to any claim or right to receive a Grant under the Plan. Any Grant under the Plan shall be a one-time award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future Grants under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
(e)   No Fractional Shares.   No fractional shares of Class A Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
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(f)   Compliance with Law.
(i)   The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Class A Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Grants comply with the requirements of 409A. To the extent that any legal requirement of Section 16 of the Exchange Act, 409A, or Section 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act, 409A, or Section 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(ii)   The Plan is intended to comply with the requirements of 409A, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of 409A or (B) satisfies the requirements of 409A. If a Grant is subject to 409A, (I) distributions shall only be made in a manner and upon an event permitted under 409A, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under 409A, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of 409A, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with 409A.
(iii)   Any Grant that is subject to 409A and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by 409A. If a distribution is delayed pursuant to 409A, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of 409A.
(iv)   Notwithstanding anything in the Plan or any Grant Instrument to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company or any subsidiary or affiliate of the Company have any responsibility or liability if a Grant does not meet any applicable requirements of 409A. Although the Company intends to administer the Plan to prevent taxation under 409A, the Company does not represent or warrant that the Plan or any Grant complies with 409A or any other any provision of federal, state, local, or other tax law.
(g)   Establishment of Subplans.   The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.
(h)   Clawback Rights.   Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer (which may be set forth in any Grant Instrument) or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Committee
23andMe Holding Co.	A-13	2023 Proxy Statement

shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant (including pursuant to dividends and Dividend Equivalents) or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement (including a Participant’s Grant Instrument containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer. In addition, all Grants under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time.
(i)   Governing Law; Jurisdiction.   The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of the Plan and Grants made hereunder shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Delaware, and the jurisdiction of such court in any such proceeding shall be exclusive.
23andMe Holding Co.	A-14	2023 Proxy Statement

The changes set forth in this Revised Definitive Proxy have been incorporated into the Notice of 2023 Annual Meeting of Stockholders and the Corrected Proxy Statement, which are available on the internet at www.proxyvote.com, and should be read together with each of the foregoing documents.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to Be Held on September 6, 2023
This Revised Definitive Proxy, the Corrected Proxy Statement, the Notice of 2023 Annual Meeting
of Stockholders, and the Annual Report on Form 10-K are available at www.proxyvote.com.

23andMe Holding Co.	2023 Proxy Statement